                                                                     Exhibit 3.2

PEOPLE'S COMMITTEE OF                            SOCIALIST REPUBLIC OF VIET NAM
 QUANG NAM PROVINCE                             INDEPENDENCE- FREEDOM- HAPPINESS
   No: 1569/QD-UB                                   Da Nang, 9th October 1993

                                   DECISION ON
                ISSUING THE CERTIFICATE OF THE RIGHT TO USE LAND

                PEOPLE'S COMMITTEE OF QUANG NAM- DA NANG PROVINCE

-    Pursuant to the Law on the Organization of People's Council and People's
     Committee at various levels dated 30 June 1989.

-    Pursuant to the Law on Land promulgated on 8th January 1988 by the State
     Council.

-    Pursuant to the Decision No 235/CP of the Chairman of the Council of
     Ministers dated 23 September 1992 to permit the Bong Mieu Gold Mining
     Company (Bogomin Co., Ltd) to rent land for gold mining at the Bong Mieu gold mine.

-    In accordance with Presentation paper No 287/TT-NN dated 24th September
     1993 of the Director of the Agricultural Office of Quang Nam- Da Nang
     province.

                                     DECIDES

ARTICLE 1:

To issue a certificate of the right to use land to the Bong Mieu Gold Mining
Co., Ltd for the Bong Mieu gold mine in Quang Nam- Da Nang province.

Total area:                     365 ha of which

Gold mining land:               330 ha

Waste dumping land:             32.3 ha

Land for basic construction:    2.7 ha

Duration of the rental period:  25 years (September 1992- September 2017)

ARTICLE 2:

Heads of the Office of the People's Committee, the Director of the Agricultural
Office, the head of the Tax office, the Chairman of People's Committee of Tam Ky district and TamLanh commune, the Director of Bong Mieu Gold Mining Co.,Ltd and the other relevant persons shall be responsible for the implementation of this
Decision.

                                       PEOPLE'S COMMITTEE
                                       OF QUANG NAM- DA NANG PROVINCE

                                       On the behalf of Chairman
                                             Vice chairman
                                           Signed and sealed
                                            NGUYEN DANG LAM